Exhibit 99.1

FOR IMMEDIATE RELEASE

February 23, 2026

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2025

•
Fourth Quarter 2025 GAAP Revenue increased 9% to $258 million, and GAAP Diluted EPS was $0.45
•
Fourth Quarter 2025 Adjusted Diluted EPS was $0.91, increased 20%, and Adjusted EBITDA was $61 million, increased 17%
•
Full Year 2025 GAAP Revenue increased 3% to $981 million, and GAAP Diluted EPS was $1.47
•
Full Year 2025 Adjusted Diluted EPS was $3.29, and Adjusted EBITDA was $221 million

BOSTON, February 23, 2026 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2025.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2025	2024	2025	2024
GAAP
Revenue	$258.3	$238.1	$980.6	$949.2
Operating Income	$24.8	$26.7	$94.0	$110.6
Net Income	$17.5	$16.5	$53.8	$64.1
Diluted EPS	$0.45	$0.46	$1.47	$1.77
Non-GAAP*
Adjusted Operating Income	$48.3	$43.3	$175.4	$171.5
Adjusted Diluted EPS	$0.91	$0.76	$3.29	$3.08
Adjusted EBITDA	$60.7	$52.1	$221.0	$209.8

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta exceeded expectations for revenue in the fourth quarter, delivering accelerated reported growth of 9% and a return to positive organic growth,” said Matthijs Glastra, Chair and Chief Executive Officer. “Solid operating performance resulted in strong 17% improvement in Adjusted EBITDA and 20% in Adjusted EPS. Looking forward, we believe we are well positioned for continued momentum into 2026 as we ended the quarter with a 25% increase in customer bookings, and an overall book-to-bill of 1.11x.”

Mr. Glastra continued, “For the full year 2025, customer bookings advanced 14%, new product revenue surpassed our targets, and we secured several new significant design wins with leading OEMs. The Keonn acquisition continues to perform better than planned, and the recent fundraise has enabled numerous opportunities for potential value-creating acquisitions. I'm very proud of our team’s disciplined execution on our strategic priorities throughout 2025, the resilience of our business, and our collective commitment to creating enhanced long-term value for shareholders.”

Fourth Quarter

For the fourth quarter of 2025, Novanta generated GAAP revenue of $258.3 million, an increase of $20.3 million or 8.5%, compared to prior year. The Company’s acquisition activities resulted in a net increase in revenue of $8.1 million or 3.4%. Year-over-year changes in foreign currency exchange rates favorably impacted revenue by $6.9 million or 2.9%. Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 2.2% (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

For the fourth quarter of 2025, GAAP operating income was $24.8 million, compared to $26.7 million in the prior year. GAAP net income was $17.5 million, compared to $16.5 million in the prior year. GAAP diluted earnings per share (“EPS”) was $0.45, compared to $0.46 in the prior year. Diluted weighted average shares outstanding was 38.7 million for the fourth quarter of 2025.

Adjusted Diluted EPS increased 20% to $0.91, compared to $0.76 in the prior year. Adjusted EBITDA increased 17% to $60.7 million, compared to $52.1 million in the prior year.

Operating cash flow was $8.8 million, compared to $61.6 million in the prior year. The year-over-year decrease in operating cash flow was primarily driven by the Company’s strategy to regionalize manufacturing, which resulted in temporary increases in net working capital. These regionalized manufacturing initiatives are expected to be largely completed by the end of the second quarter of 2026.

Full Year

For the full year 2025, Novanta generated GAAP revenue of $980.6 million, an increase of $31.4 million or 3.3%, compared to prior year. The Company’s acquisition activities resulted in a net increase in revenue of $21.8 million or 2.3%. Year-over-year changes in foreign currency exchange rates favorably impacted our revenue by $14.6 million or 1.5%. Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 0.5% (see “Organic Revenue Growth” in Reconciliation of GAAP to Non-GAAP Financial Measures below).

For the full year 2025, GAAP operating income was $94.0 million, compared to $110.6 million in the prior year. GAAP net income was $53.8 million, compared to $64.1 million in the prior year. GAAP diluted EPS was $1.47, compared to $1.77 in the prior year.

Adjusted Diluted EPS increased 6.8% to $3.29, compared to $3.08 in the prior year. Adjusted EBITDA increased 5.3% to $221.0 million, compared to $209.8 million in the prior year.

Operating cash flow was $64.1 million, compared to $158.5 million in the prior year. The year-over-year decrease in operating cash flow was primarily driven by the Company’s strategy to regionalize manufacturing to mitigate the effects of trade costs and disruptions on our customers when purchasing Novanta’s products, which resulted in temporary increases in net working capital.

The Company finished the year with approximately $251 million of total debt and $381 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was ($121) million.

Financial Guidance

"In 2026, we expect to drive mid-single-digit organic growth with sequential quarterly improvements in bookings and revenue across all of our businesses, the benefit from new product launches, and strong commercial execution in our target markets,” said Matthijs Glastra. “We also plan to improve margins and cash flows through the Novanta Growth System and by successfully completing our regional manufacturing strategy, which should also lower costs for customers and improve resilience to trade disruptions. Finally, with enhanced financial flexibility, and now with the largest acquisition pipeline in the company's history, we expect to meaningfully deploy capital through acquisitions to create significant shareholder value."

For the full year 2026, the Company expects GAAP revenue to be in the range of $1,030 million to $1,050 million. The Company expects Adjusted EBITDA to be in the range of $245 million to $250 million and Adjusted Diluted EPS to be in the range of $3.50 to $3.65. The Company expects Operating cash flow to be in the range of $145 million to $185 million. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the first quarter of 2026, the Company expects GAAP revenue to be in the range of $250 million to $255 million. The Company expects Adjusted EBITDA to be in the range of $56 million to $58 million and Adjusted Diluted EPS to be in the range of $0.75 to $0.80. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; future changes in the fair value of contingent considerations; future restructuring expenses; foreign exchange gains/(losses); significant discrete income tax expenses (benefits); benefits or expenses associated with the completion of tax audits; divestitures and related expenses; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, February 24, 2026 at 8:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, April 27, 2026.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisitions of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used to determine bonus payments for senior management and employees. The Company has also used in the past, and may use in the future, Adjusted Diluted EPS and Adjusted EBITDA as performance targets for certain performance-based restricted stock units. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “target,” “could,” “should,” “may,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, the statements of Mr. Glastra in this press release; statements regarding anticipated financial performance and financial position, including our financial outlook for the full year 2026 and first quarter of 2026; expectations for our customers and for our end markets; expectations for our strategy and business model; expectations for new product launches and commercial activities; expectations with respect to productivity enhancements, expectations for margin and cash flow performance; expectations for our site regionalization strategy; expectations for capital deployment to acquisitions or other investment options; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; our dependence upon our ability to respond to fluctuations in product demand; our ability to continuously innovate, to introduce new products in a timely manner, and to manage transitions to new product innovations effectively; customer order timing and other similar factors; disruptions or breaches in security of our or our third-party providers’ information technology systems; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our ability to contain or reduce costs; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components and other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to additional costs and significant delays in shipments; production difficulties and product delivery delays or disruptions; our exposure to extensive medical device regulations, which may impede or hinder the approval, certification or sale of our products and, in some cases, may ultimately result in an inability to obtain approval or certification of certain products or may result in the recall or seizure of previously approved or certified products; potential penalties for violating foreign and U.S. federal and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations related to our business or products; actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards, and other requirements; our failure to implement new information technology systems successfully; changes in foreign currency rates; our failure to realize the full value of our intangible assets; our reliance on original equipment manufacturer customers; the loss of sales, or significant reduction in orders from, any major customers; increasing scrutiny and changing expectations from investors, customers, governments and other stakeholders and third parties with respect to corporate sustainability policies and practices; the effects of climate change and related regulatory responses; our exposure to the credit risk of some of our customers and in weakened markets; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical, life science, and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables Novanta to engineer proprietary technology solutions that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation, the Novanta Growth System, and our customers’ success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$258,349	$238,060	$980,600	$949,245
Cost of revenue	145,086	129,835	545,316	527,700
Gross profit	113,263	108,225	435,284	421,545
Operating expenses:
Research and development and engineering	22,867	25,285	95,484	95,515
Selling, general and administrative	51,582	43,301	195,659	175,943
Amortization of purchased intangible assets	8,124	6,548	27,477	25,794
Restructuring, and acquisition related costs	5,858	6,384	22,652	13,709
Total operating expenses	88,431	81,518	341,272	310,961
Operating income	24,832	26,707	94,012	110,584
Interest income (expense), net	(3,999)	(6,890)	(21,472)	(31,489)
Foreign exchange transaction gains (losses), net	908	1,200	(2,190)	413
Other income (expense), net	(64)	(222)	(708)	(442)
Income before income taxes	21,677	20,795	69,642	79,066
Income tax provision	4,206	4,331	15,813	14,979
Net income	$17,471	$16,464	$53,829	$64,087

Earnings per common share:
Basic	$0.46	$0.46	$1.47	$1.78
Diluted	$0.45	$0.46	$1.47	$1.77

Weighted average common shares outstanding—basic	38,237	35,980	36,589	35,950
Weighted average common shares outstanding—diluted	38,681	36,148	36,702	36,124

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$380,871	$113,989
Accounts receivable, net	184,880	151,026
Inventories	188,284	144,606
Prepaid expenses and other current assets	28,566	24,027
Total current assets	782,601	433,648
Property, plant and equipment, net	118,491	113,135
Operating lease assets	41,697	42,908
Intangible assets, net	180,776	185,844
Goodwill	647,348	584,098
Other assets	36,193	28,878
Total assets	$1,807,106	$1,388,511
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$38,291	$4,691
Accounts payable	94,865	76,890
Accrued expenses and other current liabilities	79,211	86,210
Total current liabilities	212,367	167,791
Long-term debt	212,538	411,949
Operating lease liabilities	38,873	40,548
Other long-term liabilities	29,041	22,525
Total liabilities	492,819	642,813
Stockholders’ Equity:
Total stockholders’ equity	1,314,287	745,698
Total liabilities and stockholders’ equity	$1,807,106	$1,388,511

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$17,471	$16,464	$53,829	$64,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,077	14,363	61,932	55,563
Share-based compensation	8,242	4,635	29,538	23,307
Deferred income taxes	(2,409)	(4,001)	(8,853)	(15,909)
Other non-cash items	2,359	1,171	2,743	12,546
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	(14,846)	9,894	(27,272)	(6,193)
Inventories	(8,789)	4,365	(36,101)	4,781
Other operating assets and liabilities	(10,300)	14,671	(11,760)	20,330
Net cash provided by operating activities	8,805	61,562	64,056	158,512
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	—	—	(64,291)	(191,200)
Purchases of property, plant and equipment	(3,672)	(2,249)	(15,627)	(17,162)
Other investing activities	59	173	5,596	173
Net cash used in investing activities	(3,613)	(2,076)	(74,322)	(208,189)
Cash flows from financing activities:
Borrowings under revolving credit facilities	10,000	—	82,805	198,000
Proceeds from issuance of equity component of tangible equity units, net of issuance costs	614,390	—	614,390	—
Repayments under term loan and revolving credit facilities	(316,520)	(35,083)	(365,725)	(131,066)
Repurchases of common shares	(19,065)	—	(39,278)	—
Other financing activities	(1,156)	(533)	(15,862)	(9,991)
Net cash provided by (used in) financing activities	287,649	(35,616)	276,330	56,943
Effect of exchange rates on cash and cash equivalents	(1,191)	(2,571)	818	1,672
Increase (decrease) in cash and cash equivalents	291,650	21,299	266,882	8,938
Cash and cash equivalents, beginning of period	89,221	92,690	113,989	105,051
Cash and cash equivalents, end of period	$380,871	$113,989	$380,871	$113,989

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

NOVANTA INC.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
Automation Enabling Technologies	$130,680	$127,798	$500,835	$490,620
Medical Solutions	127,669	110,262	479,765	458,625
Total	$258,349	$238,060	$980,600	$949,245

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Automation Enabling Technologies
Gross Profit (GAAP)	$62,702	$63,916	$239,506	$234,975
Gross Profit Margin (GAAP)	48.0%	50.0%	47.8%	47.9%
Amortization of intangible assets	1,406	1,569	5,568	6,281
Adjusted Gross Profit (Non-GAAP)	$64,108	$65,485	$245,074	$241,256
Adjusted Gross Profit Margin (Non-GAAP)	49.1%	51.2%	48.9%	49.2%

Medical Solutions
Gross Profit (GAAP)	$51,528	$44,970	$199,701	$189,957
Gross Profit Margin (GAAP)	40.4%	40.8%	41.6%	41.4%
Amortization of intangible assets	2,837	2,119	10,708	8,492
Acquisition fair value adjustments	—	—	—	2,777
Inventory related charges associated with a product line closure	—	—	65	2,493
Adjusted Gross Profit (Non-GAAP)	$54,365	$47,089	$210,474	$203,719
Adjusted Gross Profit Margin (Non-GAAP)	42.6%	42.7%	43.9%	44.4%

Unallocated
Gross Profit (GAAP)	$(967)	$(661)	$(3,923)	$(3,387)
Adjusted Gross Profit (Non-GAAP)	$(967)	$(661)	$(3,923)	$(3,387)

Novanta Inc.
Gross Profit (GAAP)	$113,263	$108,225	$435,284	$421,545
Gross Profit Margin (GAAP)	43.8%	45.5%	44.4%	44.4%
Amortization of intangible assets	4,243	3,688	16,276	14,773
Acquisition fair value adjustments	—	—	—	2,777
Inventory related charges associated with a product line closure	—	—	65	2,493
Adjusted Gross Profit (Non-GAAP)	$117,506	$111,913	$451,625	$441,588
Adjusted Gross Profit Margin (Non-GAAP)	45.5%	47.0%	46.1%	46.5%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2025
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$24,832	9.6%	$21,677	$4,206	19.4%	$17,471	$0.45
Non-GAAP Adjustments:
Amortization of intangible assets	12,367	4.8%	12,367
Restructuring costs	3,705	1.4%	3,705
Acquisition related costs	2,153	0.8%	2,153
Planning and design phase of the financial and operation system implementation	2,392	0.9%	2,392
Costs incurred for insurance recovery claim	2,854	1.1%	2,854
Foreign exchange transaction (gains) losses, net			(908)
Tax effect of non-GAAP adjustments				5,173
Non-GAAP tax adjustments				(314)
Total non-GAAP adjustments	23,471	9.1%	22,563	4,859		17,704	0.46

Adjusted results (Non-GAAP)	$48,303	18.7%	$44,240	$9,065	20.5%	$35,175	$0.91

Weighted average shares outstanding - Diluted							38,681

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2024
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$26,707	11.2%	$20,795	$4,331	20.8%	$16,464	$0.46
Non-GAAP Adjustments:
Amortization of intangible assets	10,236	4.3%	10,236
Restructuring costs	5,495	2.3%	5,495
Acquisition related costs	889	0.4%	889
Foreign exchange transaction (gains) losses, net			(1,200)
Tax effect of non-GAAP adjustments				5,388
Non-GAAP tax adjustments				(1,047)
Total non-GAAP adjustments	16,620	7.0%	15,420	4,341		11,079	0.30

Adjusted results (Non-GAAP)	$43,327	18.2%	$36,215	$8,672	23.9%	$27,543	$0.76

Weighted average shares outstanding - Diluted							36,148

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2025
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$94,012	9.6%	$69,642	$15,813	22.7%	$53,829	$1.47
Non-GAAP Adjustments:
Amortization of intangible assets	43,753	4.5%	43,753
Restructuring costs	16,124	1.6%	16,124
Acquisition related costs	6,528	0.7%	6,528
Planning and design phase of the financial and operation system implementation	7,604	0.8%	7,604
Costs incurred for insurance recovery claim	6,220	0.6%	6,220
Officers transition costs	1,137	0.1%	1,137
Inventory related charges associated with a product line closure	65	0.0%	65
Write-off of unamortized deferred financing costs			426
Foreign exchange transaction (gains) losses, net			2,190
Tax effect of non-GAAP adjustments				16,966
Non-GAAP tax adjustments				—
Total non-GAAP adjustments	81,431	8.3%	84,047	16,966		67,081	1.82

Adjusted results (Non-GAAP)	$175,443	17.9%	$153,689	$32,779	21.3%	$120,910	$3.29

Weighted average shares outstanding - Diluted							36,702

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2024
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$110,584	11.6%	$79,066	$14,979	18.9%	$64,087	$1.77
Non-GAAP Adjustments:
Amortization of intangible assets	40,567	4.3%	40,567
Restructuring costs	10,486	1.1%	10,486
Acquisition related costs	3,223	0.3%	3,223
Acquisition inventory fair value adjustments	2,777	0.3%	2,777
Inventory related charges associated with a product line closure	2,493	0.3%	2,493
Officers transition costs	1,411	0.1%	1,411
Foreign exchange transaction (gains) losses, net			(413)
Tax effect of non-GAAP adjustments				14,480
Non-GAAP tax adjustments				(1,139)
Total non-GAAP adjustments	60,957	6.5%	60,544	13,341		47,203	1.31

Adjusted results (Non-GAAP)	$171,541	18.1%	$139,610	$28,320	20.3%	$111,290	$3.08

Weighted average shares outstanding - Diluted							36,124

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income (GAAP)	$17,471	$16,464	$53,829	$64,087
Net Income Margin	6.8%	6.9%	5.5%	6.8%
Interest (income) expense, net	3,999	6,890	21,472	31,489
Income tax provision	4,206	4,331	15,813	14,979
Depreciation and amortization	17,077	14,363	61,932	55,563
Share-based compensation	8,242	4,635	29,538	23,307
Restructuring and acquisition related costs	5,302	6,376	20,442	13,714
Acquisition inventory fair value adjustment	—	—	—	2,777
Planning and design phase of the financial and operation system implementation	2,392	—	7,604	—
Costs incurred for insurance recovery claim	2,854	—	6,220	—
Inventory related charges associated with a product line closure	—	—	65	2,493
Officers transition costs	—	—	1,137	1,411
Other non-operating income (expense), net	(844)	(978)	2,898	29
Adjusted EBITDA (Non-GAAP)	$60,699	$52,081	$220,950	$209,849
Adjusted EBITDA Margin (Non-GAAP)	23.5%	21.9%	22.5%	22.1%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2025 Compared to Three Months Ended December 31, 2024	Year Ended December 31, 2025 Compared to Year Ended December 31, 2024
Reported Revenue Growth/(Decline) (GAAP)	8.5%	3.3%
Less: Change attributable to acquisitions	3.4%	2.3%
Plus: Change due to foreign currency	(2.9)%	(1.5)%
Organic Revenue Growth/(Decline) (Non-GAAP)	2.2%	(0.5)%

Net Debt (Non-GAAP):

	December 31,	December 31,
	2025	2024
Total Debt (GAAP)	$250,829	$416,640
Plus: Deferred financing costs	8,726	2,519
Gross Debt	259,555	419,159
Less: Cash and cash equivalents	(380,871)	(113,989)
Net Debt (Non-GAAP)	$(121,316)	$305,170

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash Provided by Operating Activities (GAAP)	$8,805	$61,562	$64,056	$158,512
Less: Purchases of property, plant and equipment	(3,672)	(2,249)	(15,627)	(17,162)
Plus: Proceeds from sale of property, plant and equipment	59	173	5,596	173
Free Cash Flow (Non-GAAP)	$5,192	$59,486	$54,025	$141,523
Net Income (GAAP)	$17,471	$16,464	$53,829	$64,087
Net Cash Provided by Operating Activities as a Percentage of Net Income	50%	374%	119%	247%
Free Cash Flow as a Percentage of Net Income	30%	361%	100%	221%

Non-GAAP Financial Measures

The following provides additional explanations for non-GAAP financial measures used by the Company, including explanations for certain non-GAAP adjustments that may not be present in the quarterly disclosures included in the current earnings release but have been used by the Company in the two most recent fiscal years. See the tables above for the calculations of the non-GAAP financial measures used in this earnings release.

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and inventory related charges associated with product line closures because: (i) the amounts are non-cash; (ii) the Company cannot influence the timing and amount of future expense recognition; and (iii) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. The Company also excludes inventory related charges associated with product line closures as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and inventory related charges associated with product line closures for the reasons described above for Adjusted Gross Profit and Adjusted Gross Profit Margin. The Company also excludes restructuring costs, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, and officer transition costs, as the significant charges have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income Before Income Taxes

The calculation of Adjusted Income Before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, inventory related charges associated with product line closures, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, and officer transition costs, for Adjusted Operating Income and Adjusted Operating Margin. The Company also excludes foreign exchange transaction gains (losses) as well as the write-off of costs related to our debt refinancing from the calculation of Adjusted Income Before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income Before Income Taxes by jurisdiction, the applicable tax rates in effect for the respective jurisdictions and the income tax effect of non-GAAP adjustments discussed above. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions not related to current year activity, tax audits, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate.

Adjusted Net Income

Because Income Before Income Taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, inventory related charges associated with product line closures, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, officer transition costs, write-off of costs related to our debt refinancing, and foreign exchange transaction gains (losses) for the reasons described above for Adjusted Income Before Income Taxes. In addition, the Company excludes (i) significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ii) the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

Because Net Income is used in the calculation of Diluted EPS, Adjusted Diluted EPS excludes: (i) amortization of acquired intangible assets; (ii) inventory fair value adjustments related to business acquisitions; (iii) inventory related charges associated with product line closures; (iv) restructuring, acquisition and related costs; (v) discrete costs related to the planning and design phase of a Financial and Operation system implementation; (vi) officer transition costs; (vii) charges related to an insurance recovery; (viii) write-off of costs related to our debt refinancing (ix) foreign exchange transaction gains (losses); (x) significant discrete income tax expenses (benefits) related to releases of valuation allowances, uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (xi) the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, inventory fair value adjustments related to business acquisitions, inventory related charges associated with product line closures, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, officer transition costs, and other non-operating (income) expense items, including foreign exchange transaction (gains) losses, costs related to our debt refinancing and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

* * * *